UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 28, 2009

                             PASSUR AEROSPACE, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    New York
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                 (State or Other Jurisdiction of Incorporation)

         0-7642                                           11-2208938
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(Commission File Number)                       (IRS Employer Identification No.)

             47 Arch Street
              Greenwich, CT                                   06830
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(Address of Principal Executive Offices)                   (Zip Code)

                                  203-622-4086
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              (Registrant's Telephone Number, Including Area Code)

                              MEGADATA CORPORATION
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01 Entry into a Material Definitive Agreement.

      (a) On January 28, 2009, the Company entered into a Debt Extension Agreement with G.S. Beckwith Gilbert, the Company's Chairman and significant shareholder, effective November 1, 2008, pursuant to which the Company and Mr. Gilbert agreed to modify certain terms and conditions of an outstanding promissory note that was previously issued by the Company to Mr. Gilbert. The principal amount of such previously issued note was due on November 1, 2008, and the total amount due and owing as of November 1, 2008 was $13,814,880. Pursuant to the Debt Extension Agreement, the Company issued a new note in replacement of the previously issued note. Under the terms of the new note, principal and accrued interest due and owing on the previously issued note as of November 1, 2008, was aggregated into a new principal amount of $13,814,880 with a maturity date of November 1, 2011 bearing an interest rate payable at the annual rate of 4.5% from November 1, 2008 to January 31, 2009 payable in cash. Beginning February 1, 2009 through October 31, 2011 the annual interest rate will be 9% payable as follows: (i) interest at the annual rate of 6% will be payable in cash, and (ii) the remaining interest at the annual rate of 3% payable at the option of the Company in cash or "paid in kind" and added to the principal of the note. Interest payments shall be made annually at October 31 of each year.

Item 9.01 Financial Statements and Exhibits.

      (c)   Exhibits

10.3 Debt Extension Agreement, dated as of January 28, 2009.